Exhibit 10.1

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) dated as of June 23, 2010 is entered into among AVEO Pharmaceuticals, Inc., a Delaware corporation (the “Company”), Hercules Technology II, L.P., a Delaware limited partnership, and Hercules Technology III, L.P., a Delaware limited partnership (each, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, the Company and the Purchasers have entered into a Loan and Security Agreement, dated as of May 28, 2010 (the “Loan Agreement”);

WHEREAS, pursuant to Section 8.2(c) of the Loan Agreement, the Company has granted to the Purchasers certain rights to acquire shares of common stock of the Company, $.001 par value per share (the “Common Stock”), after the date hereof, in a private placement to be consummated concurrently with the closing of a Subsequent Financing (as defined in the Loan Agreement) that is a public offering (the shares of Common Stock that the Purchasers may acquire after the date hereof pursuant to Section 8.2(c) of the Loan Agreement, and any other shares of Common Stock issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations or similar events), are referred to herein as the “Loan Agreement Shares”); and

WHEREAS, the Company and the Purchasers have entered into Warrant Agreements (the “Warrant Agreements”) on June 2, 2010, pursuant to which the Company granted to the Purchasers warrants to purchase, at the Exercise Price (as defined in the Warrant Agreements), an aggregate of 156,641 shares of Common Stock (such shares, and any other shares of Common Stock issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations or similar events), the “Warrant Shares”); and

WHEREAS, the Company and the Purchasers desire to provide for certain arrangements with respect to the registration of the Loan Agreement Shares and the Warrant Shares under the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

1. Registration of the Loan Agreement Shares. The Company shall file with the Securities and Exchange Commission (the “SEC”), within ten (10) business days following each date on which Purchasers acquire Loan Agreement Shares pursuant to Section 8.2(c) of the Loan Agreement (each, a “Share Issuance Date”), a registration statement on Form S-3 (or any successor form) covering resale to the public by Purchasers of such Loan Agreement Shares acquired on such Share Issuance Date by Purchasers (each, a “Loan Agreement Shares Registration Statement”), provided that the Company is then eligible to file a registration statement on Form S-3 (or any successor form).

2. Registration of the Warrant Shares.

(a) If the Company proposes to file a registration statement with the SEC for a public offering and sale of Common Stock of the Company, whether for its own account or for the account of any other stockholder of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation (a “Warrant Shares Registration Statement”), at any time or from time to time on or prior to the date on which the Warrant Shares are eligible for sale pursuant to Rule 144 promulgated under the Securities Act, the Company shall give written notice to the Purchasers of its intention to do so, provided, that no such notice need be given if no Registrable Shares (as defined below) are to be included therein as a result of a written notice from the managing underwriter pursuant to Section 2(b). Upon the written request of a Purchaser given within 20 days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall use its best efforts to cause all Registrable Shares which the Company has been requested by such Purchaser to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Purchaser; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 2(a) without obligation to the Purchasers. “Registrable Shares” means the Warrant Shares, provided, however, that Warrant Shares shall cease to be Registrable Shares upon (i) any sale pursuant to a Warrant Shares Registration Statement or Rule 144 under the Securities Act, (ii) any sale in any manner to a person or entity which is not entitled, pursuant to this Agreement, to the rights under this Agreement or (iii) at such time as they become eligible for sale pursuant to Rule 144 under the Securities Act.

(b) If the registration for which the Company gives notice pursuant to Section 2 is a registered public offering involving an underwriting, the Company shall so advise the Purchasers as a part of the written notice given pursuant to Section 2(a) above. In such event, the right of a Purchaser to include its Registrable Shares in such registration pursuant to this Section 2 shall be conditioned upon such Purchaser’s participation in such underwriting on the terms required by the underwriter or underwriters selected for the underwriting by the Company and such Purchaser shall enter into an underwriting agreement upon such terms with such underwriter or underwriters. If such Purchaser disapproves of the terms of the underwriting, such Purchaser may elect, by written notice to the Company, to withdraw its Registrable Shares from such Registration Statement and underwriting. If the managing underwriter advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of shares that may be included by such Purchaser in such Registration Statement and underwriting may be reduced, provided that, the number of shares that may be included in such Registration Statement and underwriting by the Purchasers and Other Holders (as defined below) shall be allocated among each Purchaser and Other Holders requesting registration in proportion, as nearly as practicable, to the respective number of shares of Common Stock (on an as-converted basis) held by them on the date the Company gives the notice specified in Section 2(a). If a Purchaser or any Other Holder would thus be entitled to include more shares than such holder requested to be registered, the excess shall be allocated among each requesting Purchaser and other requesting Other Holders pro rata in the manner described in the preceding sentence. “Other Holders” means holders of securities of the Company (other than Purchasers) who are entitled, by contract with the Company, to have securities included in a Registration Statement.

3. Registration Procedures.

(a) If and whenever the Company is required by the provisions of this Agreement to effect the registration of any Loan Agreement Shares or Registrable Shares (for purposes hereof, the Loan Agreement Shares or Registrable Shares, as the case may be, are sometimes referred to as the “Shares”) under the Securities Act, the Company shall:

(i) file with the SEC a Loan Agreement Shares Registration Statement or a Warrant Shares Registration Statement, as applicable (for purposes hereof, a Loan Agreement Shares Registration Statement or a Warrant Shares Registration Statement, as the case may be, is sometimes referred to as “Registration Statement”) with respect to such Shares and use its best efforts to cause that Registration Statement to become effective as soon as possible;

(ii) prepare and file with the SEC any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to comply with the provisions of the Securities Act (including the anti-fraud provisions thereof) and to keep the Registration Statement effective for six months from the effective date or such lesser period until all such Shares are sold;

(iii) furnish to a participating Purchaser such reasonable numbers of copies of the Prospectus, including any preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Purchaser may reasonably request in order to facilitate the public sale or other disposition of the Shares owned by such Purchaser (for purposes hereof, “Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by an amendment or prospectus supplement, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus);

(iv) use its best efforts to register or qualify the Shares covered by the Registration Statement under the Securities Act or Blue Sky laws of such states as a participating Purchaser shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable such Purchaser to consummate the public sale or other disposition in such states of the Shares owned by such Purchaser; provided, however, that the Company shall not be required in connection with this clause (iv) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

(v) cause all such Shares to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

(vi) provide a transfer agent and registrar for all such Shares not later than the effective date of such Registration Statement;

(vii) make available for inspection by a participating Purchaser, any managing underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant or other agent retained by any such underwriter or selected by such Purchaser, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such Purchaser, underwriter, attorney, accountant or agent in connection with such Registration Statement;

(viii) notify a participating Purchaser, promptly after it shall receive notice thereof, of the time when such Registration Statement has become effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed;

(ix) as expeditiously as possible following the effectiveness of such Registration Statement, notify a participating Purchaser of any request by the SEC for the amending or supplementing of such Registration Statement or Prospectus;

(x) in the event that the Company’s legal counsel renders an opinion with respect to the Registration Statement to any other stockholders of the Company participating in the sale of shares of Common Stock pursuant to such Registration Statement, arrange for a substantially similar opinion to be delivered to a participating Purchaser; and

(xi) furnish to a participating Purchaser a draft of the Registration Statement and the prospectus included in the Registration Statement and any amendments or supplements thereto at least two business days prior to the filing of any such Registration Statement, prospectus, amendment or supplement with the SEC, and consider in good faith incorporating into such proposed filing any comments of such Purchaser received by the Company within two business days of furnishing such draft.

(b) If the Company has delivered a Prospectus to a participating Purchaser in connection with this Section 3 and after having done so the Prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify such Purchaser and, if requested, such Purchaser shall immediately cease making offers of Shares and return all Prospectuses to the Company. The Company shall promptly provide such Purchaser with revised Prospectuses and, following receipt of the revised Prospectuses, such Purchaser shall be free to resume making offers of the Shares.

(c) In the event that, in the judgment of the Company, it is advisable to suspend use of a Prospectus included in a Registration Statement due to pending material developments or other events that have not yet been publicly disclosed and as to which the Company believes public disclosure would be detrimental to the Company, the Company shall notify a participating Purchaser to such effect, and, upon receipt of such notice, such Purchaser shall immediately discontinue any sales of Shares pursuant to such Registration Statement until such Purchaser has received copies of a supplemented or amended Prospectus or until such Purchaser is advised in writing by the Company that the then current Prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. Notwithstanding anything to the contrary herein, the Company shall not exercise its rights under this Section 3(c) to suspend sales of Shares for a period in excess of 30 days consecutively or 60 days in any 365-day period.

(d) In the event that, in the judgment of the Company, it is advisable to delay the filing or effectiveness of a Registration Statement due to pending material developments or other events that have not yet been publicly disclosed and as to which the Company believes public disclosure would be detrimental to the Company, the Company may do so and shall notify a participating Purchaser to such effect. Notwithstanding anything to the contrary herein, the Company shall not exercise its rights under this Section 3(d) to delay such filing or effectiveness for a period in excess of 30 days consecutively or 60 days in any 365-day period.

4. Requirements of Purchaser. Each Purchaser shall furnish to the Company such information regarding such Purchaser and the distribution proposed by such Purchaser as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement. Each Purchaser shall treat information provided to it in connection with this Agreement regarding the Company and its plans to file a Registration Statement confidentially and shall not disclose or use such information other than as necessary to exercise its rights hereunder. Each Purchaser shall cooperate with the Company in connection with the preparation and filing of a Registration Statement hereunder.

5. Registration Expenses. The Company will pay all Registration Expenses (as defined below) for all registrations under this Agreement. “Registration Expenses” means all registration and filing fees, exchange listing fees, printing expenses and fees and expenses of counsel for the Company incurred by the Company in complying with the provisions of this Agreement, but excluding underwriting discounts, selling commissions and the fees and expenses of a Purchaser’s own counsel.

6. Indemnification and Contribution.

(a) In the event of any registration of any of the Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each participating Purchaser, each underwriter of such Shares, and each other person, if any, who controls such Purchaser or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934 (the “Exchange Act”) against any losses, claims, damages or liabilities, joint or several, to which such Purchaser, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, (ii) the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the Registration Statement or the offering contemplated thereby; and the Company will reimburse such Purchaser, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such Purchaser, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such Purchaser, underwriter or controlling person specifically for use in the preparation thereof.

(b) In the event of any registration of any of the Shares under the Securities Act pursuant to this Agreement, each participating Purchaser will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or (ii) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if and to the extent (and only to the extent) that the statement or omission was made in reliance upon and in conformity with information relating to such Purchaser furnished in writing to the Company by such Purchaser specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; provided, however, that the obligations of each such Purchaser hereunder shall be limited to an amount equal to the net proceeds to such Purchaser of Shares sold in connection with such registration.

(c) Each party entitled to indemnification pursuant to this Section 6 (an “Indemnified Party”) shall give notice to the party obligated to provide indemnification pursuant to this Section 6 (an “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld, conditioned or delayed); and, provided, further, that the failure of any Indemnified

Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6, except to the extent that the Indemnifying Party is adversely affected by such failure. The Indemnified Party may participate in such defense at such party’s expense; provided, however, that the Indemnifying Party shall pay such expense if the Indemnified Party reasonably concludes that representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding; provided further that in no event shall the Indemnifying Party be required to pay the fees and expenses of more than one law firm per jurisdiction as counsel for the Indemnified Party. The Indemnifying Party also shall be responsible for the expenses of such defense if the Indemnifying Party does not elect to assume such defense. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.

(d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 6 is due in accordance with its terms but for any reason is held to be unavailable to an Indemnified Party in respect to any losses, claims, damages and liabilities referred to herein, then the Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities to which such party may be subject in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and a Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and a Purchaser shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact related to information supplied by the Company or such Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 6(d), (i) in no case shall a Purchaser be liable or responsible for any amount in excess of the net proceeds received by such Purchaser from the offering of Shares and (ii) the Company shall be liable and responsible for any amount in excess of such proceeds; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 6(d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve such party from any other obligation it or they may have thereunder or otherwise under this Section 6(d). No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

(e) The rights and obligations of the Company and the Purchasers under this Section 6 shall survive the expiration or termination of this Agreement.

7. Termination. Unless sooner terminated pursuant to the provisions of this Agreement, all of the Company’s obligations to register the Loan Agreement Shares or the Warrant Shares under this Agreement shall terminate on the earlier of (a) March 17, 2015 or (b) the date on which all of the Loan Agreement Shares and the Warrant Shares have been sold by the Purchasers.

8. Assignment of Rights. The rights and obligations of a Purchaser hereunder with respect to the Loan Agreement Shares or the Warrant Shares, as the case may be, may be assigned by such Purchaser in connection with the transfer of the Loan Agreement Shares or the Warrant Shares, as applicable, in accordance with the terms of any agreement setting forth the terms and conditions applicable to the transfer of the Loan Agreement Shares or the Warrant Shares, as the case may be, and any such transferee shall be deemed a “Purchaser” for the purposes of this Agreement; provided that such transferee provides written notice of such assignment to the Company and agrees to be bound in writing hereby.

9. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

10. Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, the parties hereto shall be entitled to specific performance of the agreements and obligations of the parties hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware (without reference to the conflicts of law provisions thereof).

12. Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by telecopy or via a reputable express courier, with charges prepaid, to the address set forth below or to such other address of which the parties may have given notice. Unless otherwise specified herein, such notices or other communications shall be deemed received one business day after personal delivery or delivery by telecopy, or three business days after being sent, if sent by reputable express courier.

If to a Purchaser:

HERCULES TECHNOLOGY II, L.P. or HERCULES TECHNOLOGY

III, L.P., as applicable

Legal Department

Attention: Chief Legal Officer and Manuel Henriquez

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

Facsimile: 650-473-9194

Telephone: 650-289-3060

With a copy to:

BINGHAM MCCUTCHEN

Attn: John Connolly

Three Embarcadero Center

San Francisco, CA 94111

Facsimile: 415-393-2286

Telephone: 415-393-2560

If to the Company:

AVEO PHARMACEUTICALS, INC.

Attention: President

75 Sidney Street

Fourth Floor

Cambridge, MA 02139

Facsimile: 617-995-4995

Telephone: 617-299-5000

With a copy to:

WILMER CUTLER PICKERING HALE AND DORR LLP

Attention: Steven D. Singer, Esq.

60 State Street

Boston, MA 02109

Facsimile: 617-526-5000

Telephone: 617-526-6000

13. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. The parties may amend or modify this Agreement, in such manner as may be agreed upon, only by a written instrument executed by the parties hereto.

14. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

15. Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

AVEO PHARMACEUTICALS, INC.

By:	/s/ David Johnston
Name:	David Johnston
Title:	Chief Financial Officer

HERCULES TECHNOLOGY II, L.P.

By:	/s/ K. Nicholas Martitsch
Name:	K. Nicholas Martitsch
Title:	Associate General Counsel

HERCULES TECHNOLOGY III, L.P.

By:	/s/ K. Nicholas Martitsch
Name:	K. Nicholas Martitsch
Title:	Associate General Counsel